Exhibit 99.1

Independent Auditor’s Report

Board of Directors and Stockholders

Sanchez Energy Corporation

Houston, TX

We have audited the accompanying statement of revenues and direct operating expenses of the working interests in oil and natural gas producing properties acquired (“Wycross Assets”) by Sanchez Energy Corporation and subsidiaries (“the Company”) on October 4, 2013, from Rock Oil Company, LLC (“Rock Oil”) for the year ended December 31, 2012.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the statement of revenues and direct operating expenses referred to above presents fairly, in all material respects, the revenues and direct operating expenses of the Wycross Assets for the year ended December 31, 2012, in conformity with accounting principles generally accepted in the United States of America.

Emphasis of Matter

As described in Note 1, the accompanying statement of revenues and direct operating expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and is not intended to be a complete presentation of the results of operations of the Wycross Assets. Our opinion is not modified with respect to this matter.

/s/ BDO USA, LLP

Houston, Texas

December 20, 2013

Statements of Revenues and Direct Operating Expenses

Of the Oil and Natural Gas Properties Sanchez Energy Corporation

Purchased on October 4, 2013 from Rock Oil Company, LLC

(in thousands)

	For the		For the
	Nine Months Ended		Year Ended
	September 30		December 31,
	2013	2012	2012
	(Unaudited)
Revenues	$36,354	$5,011	$7,437
Direct operating expenses:
Oil and natural gas production expenses	2,278	575	904
Production and ad valorem taxes	1,683	231	343
Total direct operating expenses	3,961	806	1,247

Excess of revenues over direct operating expenses	$32,393	$4,205	$6,190

The accompanying notes are an integral part of these statements of revenues and direct operating expenses.

Statements of Revenues and Direct Operating Expenses

Of the Oil and Natural Gas Properties Sanchez Energy Corporation

Purchased on October 4, 2013 from Rock Oil Company, LLC

Notes to the Financial Statements

Note 1. The Properties

On September 9, 2013, Sanchez Energy Corporation (together with its consolidated subsidiaries, the “Company,” “we,” “our,” “us” or similar terms) entered into a definitive agreement to purchase assets in the Eagle Ford Shale in South Texas (the “Properties”) from Rock Oil Company, LLC (“Rock Oil”) for approximately $220 million in cash, subject to adjustments.  The closing of this transaction was completed on October 4, 2013 for an aggregate adjusted purchase price of $230.1 million, subject to post-closing adjustments.

Note 2. Basis of Presentation

During the periods presented, the Properties were never audited nor were financial statements prepared on a stand-alone basis.  Rock Oil’s accounting for the Properties was only prepared on a tax-basis.  Certain costs, such as depreciation, depletion and amortization, accretion, general and administrative expenses, interest and corporate income taxes were not allocated to the individual properties.  Accordingly, full separate financial statements prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) do not exist and are not practicable to obtain in these circumstances.

Revenues and direct operating expenses included in the accompanying financial statements represent Rock Oil’s net working interest in the properties acquired for the year ended December 31, 2012 and the nine months ended September 30, 2013 and 2012 and are presented on the accrual basis of accounting.  The revenues and direct operating expenses presented herein relate only to the interest in the producing oil and natural gas properties acquired and do not represent all of the oil and natural gas operations of Rock Oil, the other owners, or other third party working interest owners.  Depreciation, depletion and amortization, accretion, general and administrative expenses, interest and corporate income taxes have been excluded.  The financial statements presented are not indicative of the results of operations of the properties described above going forward due to changes in the business and inclusion of the acquired properties for a full year of production.

The accompanying financial statements are prepared in conformity with U.S. GAAP, which requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ materially from those estimates.

The accompanying financial statements for the nine months ended September 30, 2012 and 2013 are unaudited, but, in the opinion of management, reflect all adjustments necessary for a fair presentation of the revenues and expenses for those periods. These interim results are not necessarily indicative of results for a full year.

The Company reviewed events occurring after the date of the latest financial statement which could affect the Properties’ results of operations for the period.  The Company reviewed and evaluated events through December 20, 2013, the date these financial statements were available to be issued.

Note 3. Commitments and Contingencies

Pursuant to the terms of the definitive agreement between the Company and Rock Oil, any claims, litigation or disputes pending as of the effective date (July 1, 2013) and any matters arising in connection with ownership of the Properties prior to the effective date are retained by Rock Oil.  Notwithstanding this indemnification, the Company is not aware of any legal, environmental or other commitments or contingencies that would have a material effect on the statements of revenue and direct operating expenses.

Statements of Revenues and Direct Operating Expenses

Of the Oil and Natural Gas Properties Sanchez Energy Corporation

Purchased on October 4, 2013 from Rock Oil Company, LLC

Supplemental Oil and Natural Gas Information

(Unaudited)

Oil and Natural Gas Reserve Information

Proved oil, natural gas liquids (“NGLs”) and natural gas reserve quantities are based on estimates prepared by the Ryder Scott Company L.P. and from information provided by Rock Oil, in accordance with guidelines established by the Securities and Exchange Commission.

There are numerous uncertainties inherent in estimating quantities of proved reserves and projecting future rates of production and timing of development expenditures.  Prior year reserve data was calculated using only production and new discovery quantities and valuation. The following reserve data represents estimates only and should not be considered exact:

	Oil (mbo)	Natural Gas Liquids (mbbl)	Natural Gas (mmcf)	mboe
Balance as of December 31, 2011	—	—	—	—
Extension and discoveries	9,020	901	6,593	11,019
Production	(70)	(4)	(30)	(78)
Balance as of December 31, 2012	8,950	897	6,563	10,941

Proved developed reserves:
As of December 31, 2012	1,877	205	1,479	2,328

Proved undeveloped reserves:
As of December 31, 2012	7,073	692	5,084	8,613

Future Net Cash Flows

The standardized measure of discounted future net cash flows relating to proved oil and natural gas reserves (“Standardized Measure”) is a disclosure requirement under Accounting Standards Codification (“ASC”) 932.  The Standardized Measure does not purport to be, nor should it be interpreted to present, the fair market value of the proved oil and natural gas reserves of the Properties acquired by the Company, but does present a standardized disclosure concerning possible future net cash flows that would result under the assumptions used.  An estimate of fair market value would also take into account, among other things, the recovery of reserves not presently classified as proved, the value of unproved properties, and consideration of expected future economic and operating conditions.

For the December 31, 2012 calculations in the following table, estimated future cash inflows were based on the average prices during the 12-month period prior to the ending date of the period, determined as the unweighted arithmetic average of the prices in effect on the first-day-of-the month for each month within such period. The pricing used for the estimates of the reserves of oil and condensate as of December 31, 2012 was based on an unweighted twelve month West Texas Intermediate posted price of $102.04. For NGLs, the average price was based on an unweighted twelve month Mt. Belvieu posted price of $29.25.  For natural gas the average price was based on an unweighted twelve month Henry Hub spot natural gas price average of $3.19.  Operating costs, production and ad valorem taxes and future development costs are based on current costs with no escalation in future years.  Future income taxes are calculated at the statutory federal income tax rate of 35%.  The estimated future net cash flows are then discounted at a rate of 10%.  No deduction has been made for general and administrative expense, interest expense or depreciation, depletion and amortization.

The following table sets forth unaudited information concerning future net cash flows for oil and natural gas reserves associated with the Properties (in thousands):

Statements of Revenues and Direct Operating Expenses

Of the Oil and Natural Gas Properties Sanchez Energy Corporation

Purchased on October 4, 2013 from Rock Oil Company, LLC

Supplemental Oil and Natural Gas Information

(Unaudited)

As of
December 31,
Standardized Measure	2012

Future cash inflows	$961,331
Future production costs	(254,281)
Future development costs	(193,050)
Future income taxes	(179,900)
Discount to present value at 10% annual rate	(150,991)
Standardized measure of discounted future net cash flows	$183,109

The following table sets forth the principal sources of change in discounted future net cash flows associated with the Properties for the year ended December 31, 2012 (in thousands):

Year Ended December 31,
Summary of Changes	2012

Balance, beginning of period	$—
Sales of oil and gas - net of production costs	(6,190)
Extensions and discoveries	289,544
Net change in income taxes	(100,288)
Other - net	43
Balance, end of period	$183,109